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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Patterson Energy, Inc. ("the Company") of our report dated February 27, 2001 relating to the financial statements and financial schedule, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Fort Worth, Texas
March 6, 2001